                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                        Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     SEL-LEB MARKETING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)     Title of each class of securities to which transaction applies:
                                           N/A
     (2)      Aggregate number of securities to which transaction applies:
                                           N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                           N/A
     (4)            Proposed maximum aggregate value of transaction:
                                           N/A
     (5)                             Total fee paid:
                                           N/A
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)                         Amount Previously Paid:
                                           N/A
     (2)              Form, Schedule or Registration Statement No.:
                                           N/A
     (3)                              Filing Party:
                                           N/A
     (4)                               Date Filed:
                                           N/A

                   S E L - L E B  M A R K E T I N G,  I N C.

                                495 RIVER STREET

                           PATERSON, NEW JERSEY 07524

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 1997

                            ------------------------

To the Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Sel-Leb Marketing, Inc. (the "Company") will be held on May 29, 1997 at 10:00 a.m. (local time) at the Friars' Club, 57 East 55th Street, New York, New York for the following purposes:

        1. To elect nine members to the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

        2. To consider and vote upon a proposal to amend the 1995 Stock Option Plan of the Company to (a) increase by 500,000 shares the number of shares of the Company's Common Stock available for options to be granted under the Plan and (b) limit the total number of shares for which options may be granted to any one optionee in any year to 150,000 shares; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed April 14, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS ENCLOSED HEREWITH.

    You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                          By Order of the Board of Directors,

                                          Jorge Lazaro

                                          SECRETARY

Dated: Paterson, New Jersey

       April 29, 1997

                            YOUR VOTE IS IMPORTANT.

THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                   S E L - L E B  M A R K E T I N G,  I N C.

                                495 RIVER STREET

                           PATERSON, NEW JERSEY 07524

                            ------------------------

                          P R O X Y  S T A T E M E N T

                             ---------------------

    The enclosed proxy is solicited on behalf of the Board of Directors of Sel-Leb Marketing, Inc. (the "Company") pursuant to this proxy statement (to be mailed on or about April 29, 1997) for use at the Annual Meeting of Shareholders to be held at the time and place shown in the attached notice of annual meeting and at any adjournment or postponement thereof (the "Annual Meeting"). Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named herein and in favor of the adoption of the amendment to the Company's 1995 Stock Option Plan (the "Stock Option Plan") described herein. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies will revoke proxies submitted earlier.

                                  RECORD DATE

    The record date for the determination of holders of common stock, par value $0.01 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Annual Meeting is April 14, 1997 (the "Record Date").

                               VOTING SECURITIES

    As of the Record Date, 8,689,227 shares of Common Stock of the Company were outstanding. The number of outstanding shares of Common Stock, and all other references contained in this proxy statement to numbers of shares of Common Stock, give effect to the share distribution effected by the Company on February 29, 1996, pursuant to which each holder of shares of Common Stock of record on February 2, 1996 received two additional shares of Common Stock for every share held on such date (the "Share Distribution"). Holders of record of Common Stock as of the Record Date will be entitled to one vote for each share held. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares. Brokers which are members of the New York Stock Exchange or American Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if such brokers have transmitted proxy soliciting materials to their clients and the clients have not furnished voting instructions by the date specified in the statement accompanying such materials.

    With respect to the matters to come before the shareholders at the Annual Meeting, (i) the election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote and (ii) the proposal to approve the amendment to the Stock Option Plan (Proposal No. 2) shall be determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the shareholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to Proposal No. 2, if the shareholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Annual Meeting for such matter but, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to broker non-votes on such matter, the shares are not considered present at the Annual Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

    The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock by (i) each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, each nominee for election as a director of the Company and each executive officer of the Company listed in the Summary Compensation Table and (iii) all of the Company's officers and directors as a group:

                                                       AMOUNT AND NATURE OF
                                                            BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    OWNERSHIP(2)       PERCENT OWNED
----------------------------------------------------  ----------------------  -------------
Harold Markowitz....................................          1,354,625(3)          15.6%
Paul Sharp..........................................          1,355,125(4)          15.6%
Jorge Lazaro........................................          1,354,625(5)          15.6%
Jan Mirsky..........................................            624,439(6)           6.7%
Jack Koegel.........................................            139,500(7)           1.6%
Stanley R. Goodman..................................             20,000(8)          *
Edward C. Ross......................................              5,000(9)          *
L. Douglas Bailey...................................             10,000(10)         *
Carl A. Bellini.....................................                -0-             *
All officers and directors as a group (8 persons)...          4,863,314(3-10)       51.2%

------------------------

*   Less than 1%

 (1) The address for each such person is c/o Sel-Leb Marketing, Inc., 495 River Street, Paterson, New Jersey 07524.

 (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (3) Includes 5,625 shares of Common Stock issuable upon exercise of options granted to Mr. Markowitz under the Stock Option Plan. Does not include 16,875 shares of Common Stock issuable upon exercise of options granted to Mr. Markowitz under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

 (4) Includes 5,625 shares of Common Stock issuable upon exercise of options granted to Mr. Sharp under the Stock Option Plan. Does not include 16,875 shares of Common Stock issuable upon exercise of options granted to Mr. Sharp under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

 (5) Includes 5,625 shares of Common Stock issuable upon exercise of options granted to Mr. Lazaro under the Stock Option Plan. Does not include 16,875 shares of Common Stock issuable upon exercise of options granted to Mr. Lazaro under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

 (6) Includes (i) 381,689 shares of Common Stock issuable upon exercise of a warrant granted to Mr. Mirsky by the Company and (ii) 242,750 shares of Common Stock issuable upon exercise of options granted to Mr. Mirsky under the Stock Option Plan. Does not include 251,250 shares of Common Stock issuable upon exercise of options granted to Mr. Mirsky under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

 (7) Includes 139,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Koegel under the Stock Option Plan. Does not include 187,500 shares of Common Stock issuable upon exercise of options granted to Mr. Koegel under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

 (8) Includes 20,000 shares of Common Stock issuable upon exercise of options granted to Mr. Goodman under the Company's 1995 Nonemployee Directors' Stock Option Plan (the "Nonemployee Directors' Plan").

 (9) Includes 5,000 shares of Common Stock issuable upon exercise of options granted to Mr. Ross under the Nonemployee Directors' Plan.

(10) Includes 10,000 shares of Common Stock issuable upon exercise of options granted to Mr. Bailey under the Nonemployee Directors' Plan.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    Pursuant to authority granted to it by the Company's Amended and Restated By-Laws, the Board of Directors has elected to increase the size of the Board of Directors from eight members to nine members, effective immediately prior to the Annual Meeting. The Board of Directors has nominated the nine individuals whose names are set forth below for election to the Board of Directors, each to hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom, other than Mr. Bellini, are now directors of the Company. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason not presently known, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

RECOMMENDATION OF BOARD OF DIRECTORS

    The Board of Directors recommends a vote FOR election of the nominees identified below as directors of the Company.

INFORMATION REGARDING NOMINEES

    The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee for election as a director of the Company (i) his name and age, (ii) his principal position with the Company,
(iii) his principal occupation or employment, if different, and (iv) the month and year in which he began to serve as a director.

                                                            PRINCIPAL OCCUPATION
NAME AND AGE                                                   OR EMPLOYMENT                     DIRECTOR SINCE
---------------------------------------------  ----------------------------------------------  ------------------

Harold Markowitz (56)........................  Chairman of the Board of the Company            September 1993

Paul Sharp (47)..............................  President and Chief Executive Officer of the    December 1994
                                               Company

Jan S. Mirsky (56)...........................  Executive Vice President--Finance and Chief     December 1994
                                               Operating Officer of the Company

Jorge Lazaro (48)............................  Executive Vice President and Secretary of the   September 1993
                                               Company

Jack Koegel (45).............................  Vice Chairman of the Board of the Company       December 1994

Stanley R. Goodman (67)......................  Partner, Goodman, Saperstein & Cuneo (law       December 1994
                                               firm)

Edward C. Ross (53)..........................  Partner, Finkle, Ross & Rost (accounting firm)  December 1994

L. Douglas Bailey (55).......................  President, Bailey & Associates, Inc.            March 1996
                                               (consulting firm); President and Chief
                                               Executive Officer, Precision Fixtures and
                                               Graphics (manufacturing company)

Carl A. Bellini (63).........................  Executive Vice President and Chief Operating    N/A
                                               Officer, Revco D.S. Inc. (retail drugstore
                                               chain)

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS

    HAROLD MARKOWITZ, a co-founder of the Company, has been Chairman of the Board of the Company since December 1994. Prior to such time, he served as President and a director of the Company from its inception in September 1993 to December 1994. Mr. Markowitz was also a co-founder of Linette Cosmetics, Inc. ("Linette Cosmetics") and served as a director of Linette Cosmetics from its inception in 1985 until the May 1995 merger of Linette Cosmetics with and into the Company (the "Linette Merger"). In 1986, Mr. Markowitz co-founded Beauty Labs, Inc. ("Beauty Labs"), a publicly-held company which marketed cosmetics and other accessories to mass merchandisers, and served as the Chairman of the Board and a director of Beauty Labs from 1987 to 1991. Since 1979, Mr. Markowitz has served as a director and President and, together with his wife, as sole shareholders, of Sela Sales Ltd., a trading company founded by Mr. Markowitz which engaged in secondary sourcing of merchandise for distribution into major retail outlets until it ceased conducting such operations in November 1988.

    PAUL SHARP has served as Chief Executive Officer of the Company since May 1995 and as President and a director of the Company since December 1994. Mr. Sharp also served as Secretary and Treasurer and a director of Linette Cosmetics from 1990 to December 1994. From 1987 to 1989, Mr. Sharp served as Corporate Vice President of Zayre Corporation, a mass merchandising retailer, where he was responsible for the fragrance, cosmetic and health and beauty product lines. Prior to 1987, Mr. Sharp served in various other capacities at Zayre Corporation and on the Retail Advisory Board of The Gillette Company, a manufacturer of personal care products, and was engaged as a retail marketing consultant for Smith-Kline Beecham Company, a manufacturer of health and beauty aids and pharmaceuticals.

    JAN MIRSKY has served as the Chief Operating Officer and Executive Vice President-Finance of the Company since January 1995 and as a director of the Company since December 1994. In addition, he acted as a marketing consultant to the Company from January 1994 to January 1995, at which time he became an employee of the Company. From 1991 to January 1995, Mr. Mirsky was engaged as an independent management, marketing and financial consultant. Mr. Mirsky also served as a director of Builders Transport, Inc., a publicly-held trucking company, from 1992 to 1995, and from 1984 to 1991 served as the Chief Financial Officer and a director of Angio-Medical Corporation, a publicly-held bio-pharmaceutical company co-founded by him which ceased conducting business in 1991.

    JORGE LAZARO, a co-founder of the Company, has been Executive Vice President of the Company since May 1995 and the Secretary and a director of the Company since its inception in September 1993. Mr. Lazaro also served as the President of the Company from December 1994 to May 1995 and as Treasurer of the Company from its inception to December 1994. Mr. Lazaro was also a co-founder of Linette Cosmetics and served as President and a director of Linette Cosmetics from its inception in 1985 until the Linette Merger, and has served as the Secretary and Treasurer and as a director of Lea Cosmetics, Inc. ("Lea Cosmetics") from its inception in October 1992 until the merger of Lea Cosmetics with and into the Company in August 1995. Mr. Lazaro has also served, since 1989, as a director and President of H. Howlin International Inc., a trading company founded by Mr. Lazaro and of which he is the sole shareholder which, until it ceased conducting operations in March 1993, imported and marketed health and beauty aids to the United States market. In addition, since 1991 Mr. Lazaro has served as a director and the Secretary and Treasurer of Lazmar Inc., a company co-founded by him which, until it ceased conducting its day-to-day business operations in July 1993, acted as a distributor of health and beauty aids and fragrances.

    JACK KOEGEL has served as the Vice Chairman of the Company since September 1995 and as a director of the Company since December 1994. From 1993 until September 1995, Mr. Koegel served as President of Retail Concepts 2000, Inc., a retail consulting company founded by him. Mr. Koegel served as President of Twin Valu Stores (a division of Super Valu Inc.) from 1991 to 1993 and as Executive Vice President of ShopKo Stores/Twin Valu Stores (a division of Super Valu Inc.) from 1989 to 1991.

    STANLEY R. GOODMAN has served as Assistant Secretary of the Company since May 1995 and as a director of the Company since December 1994. Since February 1994, Mr. Goodman has been a partner at Goodman Saperstein & Cuneo, a law firm specializing in statutory and regulatory issues concerning pharmaceuticals, cosmetics and related consumer products, and from 1989 to February 1994 was a partner of Goodman & Saperstein, a predecessor to his current firm. He also served as a director and General Counsel of Beauty Labs from 1987 until the time of its merger with Robern Industries, Inc. in 1992.

    EDWARD C. ROSS has served as a director of the Company since December 1994. Mr. Ross has been a partner in the accounting firm of Finkle, Ross & Rost since 1975. He has also been involved as a principal in various start-up companies as well as established operating businesses, ranging in type from manufacturing to real estate to financial consulting. Mr. Ross is a Certified Public Accountant in New York and New Jersey, and is a member of the American Institute of Certified Public Accountants.

    L. DOUGLAS BAILEY has served as a director of the Company since March 1996. Beginning in 1996, Mr. Bailey became the President and Chief Executive Officer of Precision Fixtures and Graphics, a manufacturer of store fixtures, and since 1995 he has served as President of Bailey & Associates, Inc., a consulting firm for the retail industry. Mr. Bailey also serves as a developer for Regent Properties, an industrial property development and management company founded and operated by Mr. Bailey and his wife. From 1993 to 1995, Mr. Bailey served as President of Home Shopping Club, Inc., a subsidiary of Home Shopping Network, Inc. and the operator of Home Shopping Network, a live, customer-interactive retail sales television network, and from 1970 to 1992 served as the Senior Vice President of Eckerd Drug Company, a retail drug store chain.

    CARL A. BELLINI has been nominated to serve as a director of the Company. Since October 1993, Mr. Bellini has served as Executive Vice President and Chief Operating Officer and, from August 1992 to October 1993, Mr. Bellini served as Executive Vice President of Marketing and Stores, of Revco D.S. Inc. ("Revco"), a publicly-held retail drugstore chain which filed a bankruptcy proceeding in July 1988 and subsequently emerged from bankruptcy in June 1992. Mr. Bellini has also served as a director of Revco since August 1994. From December 1991 to April 1992, Mr. Bellini served as Acting Chief Operating Officer of Standard Brands Paint Co., which filed a bankruptcy proceeding in March 1992 and emerged from bankruptcy during 1993. From June 1989 to June 1991, Mr. Bellini served as President and Chief Executive Officer of Erol's, Inc., a video and electronics chain based in Washington, D.C., and, from December 1987 to June 1989, served as Executive Vice President of Store Operations of Revco.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Company held five meetings during 1996 and acted by written consent on one occasion. All directors attended 75% or more of the total number of meetings of the Board and of the committees of which they were members.

    The Executive Committee, the Audit Committee, the Stock Option Committee and the Compensation Committee are the only standing committees of the Board. There is no formal nominating committee; the Board of Directors or the Executive Committee performs this function.

    The Executive Committee, which is currently composed of Mr. Markowitz, its Chairman, and Messrs. Sharp, Mirsky, Lazaro and Koegel, has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the New York Business Corporation Law. During 1996, the Executive Committee held eight meetings.

    The Audit Committee, which is currently composed of Mr. Ross, its Chairman, and Messrs. Goodman and Koegel, consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee held one meeting during 1996.

    The Stock Option Committee, which is currently composed of Mr. Goodman, its Chairman, and Mr. Ross, has all of the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's stock option plans (other than the grant of options under the Non-Employee Directors'
Plan). The Stock Option Committee held five meetings during 1996.

    The Compensation Committee, which is currently composed of Mr. Markowitz, its Chairman, and Messrs. Goodman and Ross, reviews with the Board of Directors on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. All recommendations regarding compensation arrangements for Mr. Markowitz are made solely by Messrs. Goodman and Ross. The Compensation Committee held one meeting during 1996.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, the Company believes that during the year ended December 31, 1996, all of the Reporting Persons complied with their Section 16(a) filing requirements.

DIRECTORS' COMPENSATION

    Each director who is not an employee of the Company was paid $500 for each meeting of the Board of Directors attended by such director during 1996. The Company also reimbursed each such director for all reasonable expenses incurred by him in attending meetings. In addition, non-employee directors of the Company are eligible to participate in the Nonemployee Director's Plan, pursuant to which each non-employee director is automatically granted (i) upon becoming a director of the Company, an option to purchase 5,000 shares of Common Stock and
(ii) each year, on the day of the Company's annual meeting of shareholders, an option to purchase 5,000 shares of Common Stock. On the effective date of the Company's initial public offering (the "IPO") in July 1995, the Company granted to each of Messrs. Goodman, Koegel and Ross, pursuant to the Nonemployee Directors' Plan, an option to purchase 15,000 shares of Common Stock. At the time of such grant, Mr. Koegel was not an officer of the Company. In April 1996, the Company granted to Mr. Bailey, upon his becoming a director of the Company, an option to purchase 5,000 shares of Common Stock. In May 1996, the Company granted to each of Messrs. Bailey, Goodman, Koegel and Ross, upon his being re-elected as a director of the Company, an option to purchase 5,000 shares of Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding the compensation in each of the last three fiscal years of the person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1996, and the Company's four most highly compensated officers (other than the Chief Executive Officer) who were serving as officers at December 31, 1996 (collectively, the "Named Officers").

                                                                                                LONG TERM COMPENSATION
                                                                                         ------------------------------------
                                                     ANNUAL COMPENSATION(2)                             AWARDS
                                          ---------------------------------------------  ------------------------------------

                                                                            OTHER           RESTRICTED         SECURITIES
NAME AND PRINCIPAL             FISCAL                      BONUS           ANNUAL              STOCK           UNDERLYING
POSITION(1)                     YEAR       SALARY($)        ($)        COMPENSATION($)      AWARD(S)($)      OPTIONS/SARS(#)
---------------------------  -----------  -----------  -------------  -----------------  -----------------  -----------------
Paul Sharp.................        1996       99,159        -0-               8,628(3)             -0-             22,500
  President and                    1995      125,000        -0-               9,427(3)          -0-                -0-   (4)
  Chief Executive Officer          1994       -0-           -0-             135,333(5)(6)        -0-               -0-

Harold Markowitz...........        1996       88,143        -0-              12,434(7)          -0-                22,500
  Chairman of the                  1995      125,000        -0-              13,889(8)          -0-                -0-   (4)
  Board                            1994       31,250        -0-             100,126(6)(9)        -0-               -0-

Jan S. Mirsky..............        1996       91,226        -0-               5,554(10)         -0-                17,000
  Executive Vice                   1995      108,365        -0-               1,388(10)         -0-               477,000(11)
  President--Finance               1994       -0-           -0-              -0-                -0-                -0-
  and Chief
  Operating Officer

Jorge Lazaro...............        1996       99,159        -0-               9,600(12)         -0-                22,500
  Executive Vice                   1995      125,000        -0-               9,600(12)         -0-                -0-   (4)
  President and                    1994      125,000        -0-               3,333(6)          -0-                -0-
  Secretary

Jack Koegel................        1996       77,885        -0-              14,400(13)         -0-                -0-
  Vice Chairman of                 1995       25,000(14)      -0-            28,600(15)         -0-               390,000(16)
  the Board                        1994       -0-           -0-              -0-                -0-                -0-


                                 PAYOUTS
                             ---------------
                                  LTIP              ALL OTHER
NAME AND PRINCIPAL               PAYOUTS          COMPENSATION
POSITION(1)                        ($)                 ($)
---------------------------  ---------------  ---------------------
Paul Sharp.................        -0-                 -0-
  President and                    -0-                 -0-
  Chief Executive Officer          -0-                 -0-
Harold Markowitz...........        -0-                 -0-
  Chairman of the                  -0-                 -0-
  Board                            -0-                 -0-
Jan S. Mirsky..............        -0-                 -0-
  Executive Vice                   -0-                 -0-
  President--Finance               -0-                 -0-
  and Chief
  Operating Officer
Jorge Lazaro...............        -0-                 -0-
  Executive Vice                   -0-                 -0-
  President and                    -0-                 -0-
  Secretary
Jack Koegel................        -0-                 -0-
  Vice Chairman of                 -0-                    -0-
  the Board                        -0-                 -0-

------------------------

(1) Mr. Mirsky was appointed Executive Vice President--Finance and Chief Operating Officer of the Company in January 1995 and did not serve as an officer or employee of the Company in 1994. Mr. Koegel was appointed Vice Chairman of the Board in September 1995, and did not serve as an officer or employee of the Company prior to September 1995.

(2) Annual compensation figures for Messrs. Sharp, Markowitz and Lazaro for 1995 and 1994 include compensation paid to such individuals by the Company and by Linette Cosmetics, which was merged with and into the Company pursuant to the Linette Merger in May 1995.

(3) Represents amounts paid by the Company with respect to an automobile for use by Mr. Sharp in connection with his services to the Company.

(4) In July 1995, the Company granted to each of Messrs. Sharp, Markowitz and Lazaro, pursuant to the Company's Stock Option Plan, options to purchase an aggregate of 67,500 shares of Common Stock. In September 1995, each such individual agreed to the cancellation of such options by the Company.

(5) Includes $125,000 of sales commissions paid by the Company to Mr. Sharp and $7,000 for rent related to office use.

(6) Includes $3,333 paid by the Company in 1994 for directors' fees.

(7) Includes (i) $10,434 paid by the Company with respect to an automobile for use by Mr. Markowitz in connection with his services to the Company and (ii) $2,000 for certain membership fees paid by the Company on behalf of Mr. Markowitz.

(8) Includes (i) $10,068 paid by the Company with respect to an automobile for use by Mr. Markowitz in connection with his services to the Company and (ii) $3,821 for certain membership fees paid by the Company on behalf of Mr. Markowitz.

(9) Includes $96,793 of consulting fees paid by Linette Cosmetics to Sela Sales Ltd., a company founded by Mr. Markowitz and of which he and his wife are the sole shareholders.

(10) Represents amounts paid by the Company with respect to an automobile for use by Mr. Mirsky in connection with his services to the Company.

(11) Includes 477,000 shares underlying options granted to Mr. Mirsky by the Company in July 1995 pursuant to the Stock Option Plan. In September 1995, Mr. Mirsky agreed to the cancellation of additional options to purchase 63,000 additional shares of Common Stock granted to him in July 1995 under the Stock Option Plan.

(12) Represents amounts paid by the Company with respect to an automobile for use by Mr. Lazaro in connection with his services to the Company.

(13) Includes (i) $4,800 paid by the Company to Mr. Koegel with respect to medical insurance purchased directly by him and (ii) $9,600 paid by the Company with respect to an automobile for use by Mr. Koegel in connection with his services to the Company.

(14) Represents salary paid to Mr. Koegel pursuant to his employment agreement for the period from October 1, 1995 to December 31, 1995 following his appointment as Vice Chairman of the Company.

(15) Includes (i) $25,000 paid by the Company for the construction of an office for Mr. Koegel in St. Paul, Minnesota, (ii) $1,200 paid by the Company to Mr. Koegel with respect to medical insurance purchased directly by him and
    (iii) $2,400 paid by the Company with respect to an automobile for use by Mr. Koegel in connection with his services to the Company.

(16) Includes (i) 15,000 shares underlying an option granted to Mr. Koegel by the Company in July 1995, prior to his becoming Vice Chairman of the Company, pursuant to the Nonemployee Directors' Plan and (ii) 375,000 shares underlying an option granted to Mr. Koegel by the Company in September 1995 pursuant to the Stock Option Plan.

OPTION/SAR GRANTS DURING FISCAL 1996

    The following table provides information related to options granted to the Named Executive Officers during fiscal 1996. No stock appreciation rights were issued by the Company during fiscal 1996.

                                                                         % OF TOTAL
                                                          NUMBER OF     OPTIONS/SARS
                                                         SECURITIES      GRANTED TO
                                                         UNDERLYING       EMPLOYEES       EXERCISE OR
                                                        OPTIONS/SARS      IN FISCAL          BASE        EXPIRATION
NAME                                                     GRANTED(#)         YEAR          PRICE($/SH)       DATE
------------------------------------------------------  -------------  ---------------  ---------------  -----------
Paul Sharp............................................       22,500            17.4%       $   5.625       12/25/06
Harold Markowitz......................................       22,500            17.4%       $   5.625       12/25/06
Jan S. Mirsky.........................................       17,000            13.2%       $   5.625       12/25/06
Jorge Lazaro..........................................       22,500            17.4%       $   5.625       12/25/06
Jack Koegel...........................................       --              --               --             --

AGGREGATED OPTION/SAR EXERCISES DURING FISCAL 1996 AND YEAR END OPTION/SAR
  VALUES

    The following table provides information related to options exercised by the Named Executive Officers during fiscal 1996 and the number and value of options and stock appreciation rights held at fiscal year end which are currently exercisable. No stock appreciation rights were exercised during fiscal 1996.

                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS/
                                       SHARES                      OPTIONS/SARS AT FY-END           SARS AT FY-END($)
                                     ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                 EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Paul Sharp.........................    -0-           -0-             5,625         16,875            703          2,109
Harold Markowitz...................    -0-           -0-             5,625         16,875            703          2,109
Jan S. Mirsky......................    -0-           -0-           242,750        251,250        974,327        975,390
Jorge Lazaro.......................    -0-           -0-             5,625         16,875            703          2,109
Jack Koegel........................    -0-           -0-           187,500(2)     187,500        562,500        562,500

------------------------

(1) The values of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $5.75, the closing sales price for a share of Common Stock on December 31, 1996, over the relevant exercise price of all "in-the-money" options.

(2) In January 1997, Mr. Koegel exercised options granted to him under the Stock Option Plan to purchase 48,000 shares of Common Stock.

DESCRIPTION OF STOCK OPTION PLAN

    In May 1995, the Company adopted the Stock Option Plan, pursuant to which stock options covering an aggregate of 1,350,000 shares of the Company's Common Stock may be granted to employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company. The Stock Option Plan is administered by the Stock Option Committee (the "Committee"), which is vested with complete authority to administer and interpret the Stock Option Plan, to determine the terms upon which options may be granted, to prescribe, amend and rescind such interpretations and determinations and to grant options. Under the Stock Option Plan, "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees (including officers), and non-incentive stock options ("Non-incentive Options") may be granted to employees and to other persons (including directors) who perform substantial services for or on behalf of the Company. Incentive Options and Non-incentive Options are collectively referred to herein as "Options."

    The price at which shares covered by an Option granted under the Stock Option Plan may be purchased pursuant thereto shall be determined by the Committee, but shall be no less than the par value of such shares and no less than the Fair Market Value (as hereinafter defined) of such shares on the date of grant; provided, however, that in the case of Incentive Options, if the optionee directly or indirectly beneficially owns more than 10% of the total combined voting power of all of the outstanding voting stock of the Company (a "10% Holder"), the purchase price shall not be less than 110% of the Fair Market Value on the date of grant. As used herein, the term "Fair Market Value" means the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed for the date of grant, if available, or, if the last sale prices are not reported, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service for the date of grant; provided, however, that if no such report is available for the date of grant, the Fair Market Value shall be the last sale price or the mean of the high bid and low asked prices, as the case may be, on the day next preceding such day for which there was a report; and provided further, however, that if no such representative quotes are available, the Fair Market Value shall mean the amount determined by the Committee to be the fair market value pursuant to any reasonable method in accordance with applicable regulations of the Internal Revenue Service.

    The purchase price of shares issuable upon exercise of an Option granted under the Stock Option Plan may be paid in cash or by delivery of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the option. The Company may also loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Committee.

    Under the Stock Option Plan as currently in effect, there is no limit on the maximum number of shares which may be optioned to any one person or on the number of Options which any one person may receive under the Stock Option Plan, except that the aggregate fair market value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year under the Stock Option Plan and all other stock option plans of the Company shall not exceed $100,000. To the extent that the Fair Market Value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Options which are not Incentive Options. The number of shares covered by an Option is subject to adjustment for stock dividends, stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations.

    The Stock Option Plan provides that Options may be exercised within a period not exceeding ten years after the date of grant, except that the term of any Incentive Options granted to a 10% Holder may not exceed five years from the date of grant. Options are generally non-transferable except by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him or her. In addition, pursuant to the Stock Option Plan, various limitations may apply to the exercise of Options by optionees whose employment is terminated on retirement, disability or otherwise.

DESCRIPTION OF EMPLOYMENT AGREEMENTS, SEVERANCE ARRANGEMENTS AND CHANGE OF
  CONTROL ARRANGEMENTS

    EMPLOYMENT AGREEMENTS WITH MESSRS. MARKOWITZ, SHARP AND LAZARO. On June 30, 1995, the Company entered into identical employment agreements with each of Messrs. Markowitz, Sharp and Lazaro. Pursuant to such agreements, Messrs. Markowitz, Sharp and Lazaro are employed as the Chairman of the Board, the President and Chief Executive Officer, and an Executive Vice President, respectively, of the Company. The agreements provide that such individuals shall devote substantially all of their working time and attention to the business of the Company. Each such agreement has an initial term of five years commencing July 20, 1995, and shall be automatically renewable for successive one-year periods unless either the Company or the employee elects not to renew his employment. Pursuant to the employment agreements, as amended, Messrs. Markowitz, Sharp and Lazaro received base salaries in 1996 of $88,143, $99,159 and $99,159, respectively, and are each entitled to receive an annual base salary of $125,000 in each year during the remainder of the term of his respective agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The employment agreements also provide that each of Messrs. Markowitz, Sharp and Lazaro will be eligible to participate in any medical insurance, pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company.

    EMPLOYMENT AGREEMENT WITH JAN MIRSKY. On June 30, 1995, the Company entered into an employment agreement with Mr. Mirsky, pursuant to which Mr. Mirsky is employed as the Executive Vice President--Finance and Chief Operating Officer of the Company and is to devote substantially all of his working time and attention to the business of the Company. Such agreement, which became effective July 13, 1995, had an initial term of eighteen months, was automatically renewed for a one-year period commencing January 13, 1997 and is automatically renewable for successive one-year periods unless either the Company or Mr. Mirsky elects not to renew his employment. Pursuant to the employment agreement, as amended, Mr. Mirsky received a base salary in 1996 of $91,226, and is entitled to receive an annual base salary of $115,000 in each year during the remainder of the term of the agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The agreement further provides that Mr. Mirsky will be eligible to participate in any medical insurance, pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company.

    EMPLOYMENT AGREEMENT WITH JACK KOEGEL. Pursuant to the Company's employment agreement with Mr. Koegel, which became effective September 27, 1995, Mr. Koegel is employed by the Company as the Vice Chairman of the Company, and is to devote substantially all of his working time and attention to the business of the Company. The agreement provides that services performed by Mr. Koegel shall be rendered in the St. Paul, Minnesota metropolitan area, provided that Mr. Koegel shall be required to travel as reasonably required by the business of the Company. Such agreement has an initial term of thirty-six months and is automatically renewable for successive one-year periods unless either the Company or Mr. Koegel elects not to renew his employment. Pursuant to the employment agreement, as amended, Mr. Koegel received a base salary of $77,885 in 1996, and is entitled to receive an annual base salary of $100,000 in each year during the remainder of the term of the agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The agreement further provides that Mr. Koegel will be eligible to participate in any pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company other than medical insurance benefits. However, the agreement provides that the Company will pay Mr. Koegel $400 per month to cover costs incurred by him in purchasing medical insurance directly. In addition, pursuant to the agreement, the Company provides Mr. Koegel with a monthly automobile allowance of $800 and, in 1995, paid an aggregate of $25,000 for the construction of an office for him in St. Paul, Minnesota.

    Pursuant to the employment agreement, Mr. Koegel was granted an option in September 1995 to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $2.75 per share. In addition, the agreement provides that, in the event the Company grants options, either under the Stock Option Plan or any other stock option plan adopted by the Company, to Messrs. Markowitz, Sharp, Mirsky and Lazaro during the term of Mr. Koegel's employment, Mr. Koegel shall be entitled to receive a proportionate amount of additional options on such terms as may be established by the Board of Directors.

    SEVERANCE ARRANGEMENTS. Each of the employment agreements with Messrs. Markowitz, Sharp, Lazaro, Mirsky and Koegel provides that the employee's employment shall terminate (i) for "cause" (as defined in each of the respective agreements), (ii) by reason of the employee's disability, resignation or death,
(iii) upon the expiration of the employment agreement in accordance with its terms or (iv) in the event the employee is no longer employed by the Company after a "Change of Control" (as defined below). Each of the agreements further provides that, in the event the employee's employment terminates for any reason (other than termination without cause or in connection with a Change of Control), the employee shall be entitled to receive his annual base salary, and any expense reimbursements, due and owing to him at the time of such termination. In the event the employee is terminated without cause, the employee shall be entitled to receive annual base salary and expense reimbursements then due and owing to him, as well as a lump-sum severance payment in an amount equal to his then annual base salary for the balance of the term of the employment agreement.

    CHANGE OF CONTROL ARRANGEMENTS. Each of the employment agreements with Messrs. Markowitz, Sharp, Lazaro, Mirsky and Koegel provides that, in the event of a Change of Control of the Company, each such employee will be entitled to receive a lump-sum severance payment equal to three times his then annual base salary if he is discharged for any reason (other than for cause) or terminates his employment for "Good Reason" prior to the first anniversary of such Change of Control, and shall be entitled to receive a lump-sum payment equal to his then annual base salary if he voluntarily leaves the employ of the Company for reasons other than discharge or for Good Reason prior to the first anniversary of such Change of Control. As used in the employment agreements, the term "Change of Control" means (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Messrs. Markowitz, Sharp, Mirsky and Lazaro (and, in the case of Mr. Koegel's employment agreement, Mr. Koegel) or certain related parties and any "person" or "group" solicited by any of such persons or their related parties, (i) becomes the beneficial owner of more than 50% of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) acquires all or substantially all of the assets of the Company or (iii) enters into a contract with respect to any of the foregoing, or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute a majority of the directors then in office, unless such majority of the directors then in office has been elected or nominated by Messrs. Markowitz, Sharp, Mirsky and Lazaro (and, in the case of Mr. Koegel's employment agreement, Mr. Koegel) or certain related parties. In addition, as used in the agreements, the term "Good Reason" means (i) a change in the status or position of the employee which reflects a change from the status and position(s) as were in effect immediately prior to a Change of Control, (ii) the assignment to the employee of any duties or responsibilities which, in the employee's reasonable judgment, are inconsistent with his status or position(s), (iii) the removal of the employee from his current position or reduction in his pay or requiring him to relocate or (iv) the removal of the employee, without his consent, to any location outside of the New York/New Jersey metropolitan area (or, in the case of Mr. Koegel, the St. Paul, Minnesota metropolitan area) for a continuous period of more than 30 days.

                              CERTAIN TRANSACTIONS

    Immediately prior to the consummation of the IPO in July 1995, Mr. Markowitz, Mr. Sharp and H. Howlin International Inc. ("Howlin"), a company founded by Mr. Lazaro and of which he is currently President and sole shareholder, had outstanding loans to the Company in the amount of $289,667, $189,667 and $289,667, respectively (collectively, the "Shareholder Loans"). In connection with the IPO, $100,000 of each of the Shareholder Loans was converted by the Company into units (the "Conversion Units"), each Conversion Unit consisting (after giving effect to the Share Distribution) of three shares of Common Stock and a warrant to purchase three shares of Common Stock, at the rate of $5.00 per Conversion Unit. The balance of each of the Shareholder Loans was repaid by the Company in March 1996.

    In July 1995, the Company repaid the entire amount outstanding under its then existing borrowing arrangement with a bank. All amounts borrowed by the Company pursuant to this arrangement had been jointly and severally guaranteed by Messrs. Markowitz, Sharp and Lazaro, who had subordinated an aggregate principal amount of $700,000 of the Shareholder Loans to the bank.

    In October 1992, Messrs. Markowitz, Sharp and Lazaro and a fourth individual founded Lea Cosmetics. Immediately prior to the consummation of the IPO in July 1995, each of Messrs. Markowitz, Sharp and Lazaro contributed to the Company his 20% equity interest in Lea Cosmetics, and the Company acquired from the additional shareholder his 40% interest in Lea Cosmetics (the "Lea Acquisition"). As a result, Lea Cosmetics became a wholly-owned subsidiary of the Company and, in August 1995, was merged with and into the Company. During the period from January 1, 1995 to the date of the Lea Acquisition, the Company purchased approximately $750,000 of merchandise from Lea Cosmetics, which purchases were made on an arm's-length basis.

    Prior to the Linette Merger, the Company and Linette Cosmetics were treated as S Corporations for federal and certain state income tax purposes. As a result, earnings of such companies during such period were taxed directly to Messrs. Markowitz, Sharp and Lazaro, who comprised all of the shareholders of the Company and Linette Cosmetics during such period, rather than to the Company or Linette Cosmetics, as the case may be. On May 17, 1995, the Company declared a distribution payable to such shareholders in an amount equal to the taxes payable on the earnings of the Company during the period from the date of its formation on September 21, 1993 (and, in the case of Linette Cosmetics, from January 1, 1994) to the date of the consummation of the Linette Merger (the "S Corporation Distribution"), such distribution to be payable following the consummation of the IPO after the amount thereof had been determined. In September and October 1995, the Company paid the S Corporation Distribution to Messrs. Markowitz, Sharp and Lazaro in an aggregate amount of approximately $156,250.

    In March 1993, Howlin ceased conducting operations and, in connection therewith, transferred its inventory to the Company pursuant to a consignment arrangement whereby the Company sold the inventory on Howlin's behalf, remitted to Howlin an amount equal to the original cost to Howlin of the goods sold by the Company and retained for its own account any profits received from the sale of such goods. During 1995, the Company purchased from Howlin all inventory then held by the Company pursuant to such arrangement for a purchase price of approximately $13,800, which amount represented the original cost to Howlin of such inventory.

    In March 1993, Lazmar Inc. ("Lazmar"), a company in which Mr. Lazaro owns 50% of the outstanding stock, delivered inventory to the Company pursuant to a consignment arrangement similar to the Company's arrangement with Howlin. During 1995, the Company purchased from Lazmar all inventory then held by it pursuant to such arrangement for a purchase price of approximately $70,000, which amount represented the original cost to Lazmar of such inventory. At December 31, 1996, the Company had an account payable to Lazmar of approximately $64,400.

    During the fiscal years ended December 31, 1995 and 1996, the Company sold approximately $59,000 and $94,000, respectively, of merchandise to Revco. Carl
A. Bellini, a nominee for election to the Company's Board of Directors, is the Executive Vice President, Chief Operating Officer and a director of Revco.

                                 PROPOSAL NO. 2
                         AMENDMENT OF STOCK OPTION PLAN

GENERAL

    The Stock Option Plan was approved by the Company's Board of Directors and shareholders in May 1995 prior to the IPO. The purpose of the Stock Option Plan is to attract, retain and motivate employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company by enabling them to share in the future growth of the Company's business. Pursuant to the Stock Option Plan as currently in effect, the Company may grant such persons stock options covering an aggregate of 1,350,000 shares of Common Stock. The Board of Directors of the Company has adopted, and recommends that the shareholders of the Company approve the adoption of, an amendment to the Stock Option Plan to (i) increase by 500,000 shares the number of shares of the Company's Common Stock available for options to be granted under the Stock Option Plan and (b) limit the total number of shares for which options may be granted to any one optionee in any year to 150,000 shares. A copy of the Stock Option Plan, as amended by the Board of Directors, is attached hereto as Appendix A.

    The material features of the Stock Option Plan as currently in effect are described above under "Executive Compensation--Description of Stock Option Plan."

REASONS FOR AND PRINCIPAL EFFECTS OF THE PROPOSAL

    INCREASE IN NUMBER OF SHARES. As of April 25, 1996, there were outstanding under the Stock Option Plan stock options covering 1,114,000 shares of Common Stock and only 75,500 shares of Common Stock available for future awards under the Stock Option Plan. As the Compensation Committee believes that the Company's stock-based performance compensation arrangements are beneficial in aligning management's interests with those of the Company's shareholders over the long term, the Board has adopted, and recommends that the shareholders approve the adoption of, the amendment to the Stock Option Plan providing for the increase in the number of shares of Common Stock which may be issued upon exercise of options granted thereunder from 1,350,000 shares to 1,850,000 shares. If the amendment is approved, the employees (including officers), directors, consultants and other persons who are eligible to participate in the Stock Option Plan could receive, in the aggregate, an additional 500,000 shares of Common Stock.

    LIMITATION ON NUMBER OF SHARES COVERED BY OPTIONS. Pursuant to Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, the amount of compensation payments to a company's chief executive officer and its four other highest paid executive officers that may be deducted by the company for federal income tax purposes has been limited to $1 million per person per year. When an employee exercises Non-incentive Options, the amount by which the market value of the underlying stock exceeds the exercise price at the time of exercise may be deemed ordinary income to the employee. Assuming the amount of compensation provided to an employee is not unreasonable and certain other requirements for deductibility are met, the employer may deduct from its income the amount of ordinary income recognized by the employee, subject to the $1 million limitation. Compensation, including Non-incentive Options, may, however, be exempt from the $1 million limitation if certain requirements are satisfied, including the requirement that the option plan pursuant to which the options are granted state the maximum number of shares for which options may be granted to an employee. In order to satisfy this requirement and thereby ensure the deductibility (provided that all other applicable conditions of Section 162(m) have been met) of compensation paid to the Company's highly compensated officers in the form of Non-incentive Options granted under the Stock Option Plan, the Board of Directors has proposed to limit to 150,000 the total number of shares of Common Stock for which options may be granted under the Stock Option Plan to any one person in any given calendar year.

    Under present employment arrangements between the Company and each of its Chief Executive Officer and its four other highest paid executive officers, it is not anticipated that any such officer will receive compensation subject to the limitations of Section 162(m) during the fiscal year ending December 31, 1997.

VOTE REQUIRED FOR APPROVAL

    Approval of the amendment to the Stock Option Plan requires the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Company's Board of Directors recommends a vote FOR Proposal No. 2.

                             STOCKHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1998, must be received by the Company at 495 River Street, Paterson, New Jersey 07524, Attention: Secretary by December 30, 1997 to be included in the proxy statement and form of proxy relating to that meeting.

                                    AUDITORS

    Representatives of Goldstein Golub Kessler & Company, P.C. are expected to attend the Annual Meeting and, while they are not expected to make a statement, they will have an opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                               OTHER INFORMATION

    The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. As of the date of this Proxy Statement, the Company has not retained the services of a proxy solicitor to assist in the solicitation of proxies.

    A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS ENCLOSED.

                                 OTHER MATTERS

    The Board of Directors is aware of no other matters that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,
                                          Jorge Lazaro
                                          SECRETARY

Dated: Paterson, New Jersey
      April 29, 1997

                                                                      APPENDIX A

                            SEL-LEB MARKETING, INC.
                             1995 STOCK OPTION PLAN

    SECTION 1. ESTABLISHMENT. There is hereby established the Sel-Leb Marketing, Inc. 1995 Stock Option Plan ("Plan"), pursuant to which employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of SEL-LEB MARKETING, INC. (the "Company") and consultants and any other persons who perform substantial services for or on behalf of the Company, any subsidiaries of the Company and certain other entities may be granted options to purchase shares of common stock of the Company, par value $.01 per share ("Common Stock"), and thereby share in the future growth of the business. The subsidiaries of the Company included in this Plan (the "Subsidiaries") shall be any subsidiary of the Company as defined in
Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

    SECTION 2. STATUS OF OPTIONS. The options which may be granted pursuant to this Plan will constitute either incentive stock options within the meaning of
Section 422 of the Code ("Incentive Stock Options") or options which are not Incentive Stock Options ("Non-incentive Stock Options"). Incentive Stock Options and Non-incentive Stock Options shall be collectively referred to herein as "Options".

    SECTION 3. ELIGIBILITY. All employees (including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of the adoption of this Plan or thereafter, any directors of the Company, and any consultants and other persons who perform substantial services for or on behalf of the Company, any of its Subsidiaries or affiliates, or any entity in which the Company has an interest (collectively, the "Grantees") shall be eligible to be granted Non-incentive Stock Options under this Plan. All employees (including officers, whether or not they are members of the Board of Directors) of the Company or any of its Subsidiaries who are employed at the time of adoption of this Plan or thereafter shall be eligible to be granted Incentive Stock Options under this Plan.

    SECTION 4. NUMBER OF SHARES COVERED BY OPTIONS; NO PREEMPTIVE RIGHTS. The total number of shares which may be issued and sold pursuant to Options granted under this Plan shall be 1,850,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 9 of this Plan, shall be substituted for such shares of Common Stock or to which said shares shall be adjusted; hereinafter, all references to shares of Common Stock are deemed to be references to said shares or shares so adjusted.) The issuance of shares upon exercise of an Option shall be free from any preemptive or preferential right of subscription or purchase on the part of any shareholder. If any outstanding Option granted under this Plan expires or is terminated, for any reason, the shares of Common Stock subject to the unexercised portion of the Option will again be available for Options issued under this Plan.

    SECTION 5. ADMINISTRATION.

    (A) This Plan shall be administered by the committee (the "Committee") referred to in paragraph (b) of this Section. Subject to the express provisions of this Plan, the Committee shall have complete authority, in its discretion, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine the Grantees to whom, and the times and the prices at which, Options shall be granted, the option periods, the number of shares of the Common Stock to be subject to each Option and whether each Option shall be an Incentive Stock Option or a Non-incentive Stock Option, and to make all other determinations necessary or advisable for the administration of the Plan. Each Option shall be clearly identified at the time of grant as to its status. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Grantees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its discretion, shall deem relevant. Nothing contained in this Plan shall be deemed to give any Grantee any right to be granted an Option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Committee. The Committee's determination on all of the matters referred to in this Section 5 shall be conclusive.

    (B) The Committee shall consist of from two (2) to five (5) individuals who are "outside directors" within the meaning of Section 162(m) of the Code. The Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of such quorum. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

    (C) The Committee may at its election provide in any option agreement covering the grant of Options under this Plan that, upon the exercise of such Options, the Company will loan to the holder thereof such amount as shall equal the purchase price of the shares of Common Stock issuable upon such exercise, such loan to be on terms and conditions deemed appropriate by the Committee.

    (D) Notwithstanding any provision hereof to the contrary, the Committee shall have sole and exclusive authority with respect to the grant of Options to directors.

    SECTION 6. TERMS OF INCENTIVE STOCK OPTIONS. Each Incentive Stock Option granted under this Plan shall be evidenced by an Incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Incentive Stock Option is granted, and shall be subject to the following terms and conditions:

    (A) The price at which shares of Common Stock covered by each Incentive Stock Option may be purchased pursuant thereto shall be determined in each case on the date of grant by the Committee, but shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant. For purposes of this Section and Section 7, the fair market value of shares of Common Stock on any day shall be (i) in the event the Common Stock is not publicly traded, the fair market value on such day as determined in good faith by the Committee or (ii) in the event the Common Stock is publicly traded, the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed, if available, or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service, or, if there is no such report by such quotation service for such day, such fair market value shall be the average of (i) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next preceding such day for which there was a report and (ii) the last sale price (or, if last sale prices are not reported with respect to the Common Stock, the mean of the high bid and low asked prices) on the day next succeeding such day for which there was a report, or as otherwise determined by the Committee in its discretion pursuant to any reasonable method contemplated by Section 422 of the Code and any regulations issued pursuant to that Section.

    (B) The option price of the shares to be purchased pursuant to each Incentive Stock Option shall be paid in full in cash, or by delivery (i.e., surrender) of shares of Common Stock of the Company then owned by the Grantee, at the time of the exercise of the Incentive Stock Option. Shares of Common Stock so delivered will be valued on the day of delivery for the purpose of determining the extent to which the option price has been paid thereby, in the same manner as provided for the purchase price of Incentive Stock Options as set forth in paragraph (a) of this Section, or as otherwise determined by the Committee, in its discretion, pursuant to any reasonable method contemplated by
Section 422 of the Code and any regulations issued pursuant to that Section.

    (C) Each Incentive Stock Option Agreement shall provide that such Incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period not exceeding ten years after the date on which the Incentive Stock Option is granted (hereinafter called the "Incentive Stock Option Period") and, in any event, only during the continuance of the employee's employment by the Company or any of its Subsidiaries or during the period of three months after the termination of such employment to the extent that the right to exercise such Incentive Stock Option had accrued at the date of such termination; PROVIDED, HOWEVER, that if Incentive Stock Options as to 100 or more shares are held by a Grantee, then such Incentive Stock Options may not be exercised for less than 100 shares at any one time, and if Incentive Stock Options for less than 100 shares are held by a Grantee, then Incentive Stock Options for all such shares must be exercised at one time; and PROVIDED, FURTHER, that if the Grantee, while still employed by the Company or any of its Subsidiaries, shall die within the Incentive Stock Option Period, the Incentive Stock Option may be exercised, to the extent specified in the Incentive Stock Option Agreement, and as herein provided, but only prior to the first to occur of:

        (I) the expiration of the period of one year after the date of the Grantee's death, or

        (II) the expiration of the Incentive Stock Option Period,

by the person or persons entitled to do so under the Grantee's will, or, if the Grantee shall fail to make testamentary disposition of said Incentive Stock Option, or shall die intestate, by the Grantee's legal representative or representatives.

    (D) Each Incentive Stock Option granted under this Plan shall by its terms be non-transferable by the Grantee except by will or by the laws of descent and distribution, and each Incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

    (E) Notwithstanding the foregoing, if an Incentive Stock Option is granted to a person at any time when such person owns, within the meaning of Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Incentive Stock Option may be purchased pursuant to such Incentive Stock Option shall not be less than 110% of the fair market value (determined as in paragraph (a) of this Section) of the shares of Common Stock at the time the Incentive Stock Option is granted, and such Incentive Stock Option must be exercised within a period specified in the Incentive Stock Option Agreement which does not exceed five years after the date on which such Incentive Stock Option is granted.

    (F) The Incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee including, without limitation, provisions
(i) requiring the giving of satisfactory assurances by the Grantee that the shares are purchased for investment and not with a view to resale in connection with a distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specified period and (iii) requiring the resale of such shares to the Company at the option price if the employment of the employee terminates prior to a specified time. In addition, the Committee, in its discretion, may afford to holders of Incentive Stock Options granted under this Plan the right to require the Company to cause to be registered under the Securities Act of 1933, as amended, for public sale by the holders thereof, shares of Common Stock subject to such Incentive Stock Options upon such terms and subject to such conditions as the Committee may determine to be appropriate.

    (G) In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-incentive Stock Options, or those options may be included in separate stock option agreements.

    SECTION 7. TERMS OF NON-INCENTIVE STOCK OPTIONS. Each Non-incentive Stock Option granted under this Plan shall be evidenced by a Non-incentive Stock Option Agreement which shall be executed by the Company and by the person to whom such Non-incentive Stock Option is granted, and shall be subject to the following terms and conditions:

    (A) The price at which shares of Common Stock covered by each Non-incentive Stock Option may be purchased pursuant thereto shall be an amount not less than the par value of such shares and not less than the fair market value of such shares on the date of grant.

    (B) Each Non-incentive Stock Option Agreement shall provide that such Non-incentive Stock Option may be exercised by the Grantee, in such parts and at such times as may be specified in such Agreement, within a period up to and including ten years after the date on which the Non-incentive Stock Option is granted.

    (C) Each Non-incentive Stock Option granted under this Plan shall by its terms be non-transferable by the optionee except by will or by the laws of descent and distribution, and each Non-incentive Stock Option shall by its terms be exercisable during the Grantee's lifetime only by him.

    (D) The Non-incentive Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee, in its sole discretion, including without limitation the terms, provisions and conditions set forth in
Section 6(f) with respect to Incentive Stock Option Agreements.

    SECTION 8. LIMIT ON OPTION AMOUNT.

    (A) Notwithstanding any provision contained herein, the aggregate fair market value (determined under Section 6(a) as of the time Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its parent and subsidiary corporation within the meaning of
Section 424 of the Code) shall not exceed $100,000. If an Incentive Stock Option exceeds this $100,000 limitation, the portion of such Option which is exercisable for shares of Common Stock in excess of the $100,000 limitation shall be treated as a Non-incentive Stock Option. The limit in this paragraph shall not apply to Options which are designated as Non-incentive Stock Options, and, except as otherwise provided herein, there shall be no limit on the amount of such Options which may be first exercisable in any year.

    (B) Notwithstanding any provision contained herein, grants of options under this Plan to any one optionee who is an employee of the Company shall be limited to Options to purchase no more than 150,000 shares of Common Stock per calendar year.

    SECTION 9. ADJUSTMENT OF NUMBER OF SHARES.

    (A) In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder, and the number of shares reserved for issuance pursuant to this Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9(a), in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each stock option agreement. Notwithstanding the foregoing, if any adjustment in the number of shares which may be issued and sold pursuant to Options is required by the Code or regulations issued pursuant thereto to be approved by the shareholders in order to enable the Company to issue Incentive Stock Options pursuant to this Plan, then no such adjustment shall be made without the approval of the shareholders. In the case of any such substitution or adjustment as provided for in this
Section 9(a), the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 9. No adjustment or substitution provided for in this
Section 9 shall require the Company, in any stock option agreement, to sell a fractional share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of the adjustments or substitution is to cause the Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Incentive Stock Option within the meaning of
Section 424 of the Code, the Board of Directors shall use reasonable efforts to effect such other adjustment of each then outstanding option as the Board of Directors, in its sole discretion, shall deem equitable.

    (B) In the event that the Company shall effect a distribution, other than a normal and customary cash dividend, upon shares of Common Stock, the Committee may, in order to prevent significant diminution in the value of Options as a result of any such distribution, take such measures as it deems fair and equitable, including, without limitation, the adjustment of the option price per share for shares not issued and sold hereunder prior to the record date for said distribution.

    SECTION 10. AMENDMENTS. This Plan may be terminated or amended from time to time by vote of the Committee; provided, however, that no such termination or amendment shall materially adversely affect or impair any then outstanding Option without the consent of the Grantee thereof and no amendment which shall
(i) change the total number of shares which may be issued and sold pursuant to Options granted under this Plan, or (ii) change the designation or class of employees or other persons eligible to receive Incentive Options or Non-incentive Options, shall be effective without the approval of the shareholders. Notwithstanding the foregoing, the Plan may be amended by the Committee to incorporate any amendments made to the Code or regulations promulgated thereunder which the Committee deems to be necessary or desirable to preserve (i) incentive stock option status for outstanding Incentive Stock Options and the ability to issue Incentive Stock Options pursuant to this Plan, and (ii) the deductibility by the Company pursuant to Section 162(m) of the Code of amounts taxed to Plan participants as ordinary compensation income.

    SECTION 11. EFFECTIVE DATE AND TERMINATION. This Plan shall become effective on the date its adoption is approved by the shareholders of the Company. Except to the extent necessary to govern outstanding Options, this Plan shall terminate on, and no additional Options shall be granted after, ten years from the date the Plan is adopted, or ten years from the date the Plan is approved by the shareholders, whichever is earlier.

                                    [FRONT]

PROXY                       SEL-LEB MARKETING, INC.

                               PROXY SOLICITED BY
               THE BOARD OF DIRECTORS OF SEL-LEB MARKETING, INC.
              FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 29, 1997

    The undersigned hereby appoints HAROLD MARKOWITZ, JAN S. MIRSKY and JORGE LAZARO, and each of them, as Proxies, each with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Sel-Leb Marketing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Friars' Club, 57 East 55th Street, New York, New York at 10:00 a.m. (local time) on May 29, 1997, and at any adjournment or postponement thereof.

1.  Election of Directors

/ / FOR all nominees listed below     / / WITHHOLD APPROVAL
  (except as marked to                  to vote for all
  the contrary below)                   nominees listed below

Harold Markowitz, Paul Sharp, Jan S. Mirsky, Jorge Lazaro, Jack Koegel, Stanley
       R. Goodman, Edward C. Ross, L. Douglas Bailey and Carl A. Bellini

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

2. Approval and adoption of an amendment to the 1995 Stock Option Plan of the Company to (a) increase by 500,000 shares the number of shares of the Company's Common Stock available for options to be granted under the Plan and (b) limit the total number of shares for which options may be granted to any one optionee in any year to 150,000 shares.

            / / FOR               / / AGAINST            / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1 and FOR Proposal No. 2.

                      THE BOARD OF DIRECTORS RECOMMENDS A
               VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN
                         PROPOSAL 1 AND FOR PROPOSAL 2

TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                     [BACK]

                                      Please sign exactly as name appears at
                                      left. When shares are held by joint
                                      tenants, both should sign. When signing as
                                      attorney, executor, administrator, trustee
                                      or guardian, please give your full title
                                      as such. If a corporation, please sign in
                                      full corporate name by president or other
                                      authorized officer. If a partnership,
                                      please sign in partnership name by
                                      authorized person.
                                      Dated:____________________________________
                                      __________________________________________

                                      Signature
                                      __________________________________________

                                      Signature

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.